As Filed With the Securities and Exchange Commission on May 22, 1998
                                                   Registration No. 333-04635
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                         Post Effective Amendment No. 1
                                       to
                                    FORM S-8

                                --------------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           GLENAYRE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)
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
                          Delaware                                                    98-0085742
   (State or other jurisdiction of incorporation or organization)       (I.R.S. Employer Identification No.)


        5935 Carnegie Boulevard
        Charlotte, North Carolina                                                        28209
      (Address of principal executive offices)                                         (Zip Code)
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                       GLENAYRE 1996 INCENTIVE STOCK PLAN
                            (Full title of the plan)

                                --------------

                              STANLEY CIEPCIELINSKI
              Executive Vice President and Chief Financial Officer
                           Glenayre Technologies, Inc.
                             5935 Carnegie Boulevard
                         Charlotte, North Carolina 28209
                     (Name and address of agent for service)
                                  704/553-0038
                     (Telephone number, including area code,
                              of agent for service)

                  Please send copies of all communications to:

                              A. ZACHARY SMITH III
                   Kennedy Covington Lobdell & Hickman, L.L.P.
                    NationsBank Corporate Center, Suite 4200
                             100 North Tryon Street
                      Charlotte, North Carolina 28202-4006
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                                                   CALCULATION OF REGISTRATION FEE
------------------------------------ --------------------- ------------------------- -------------------------- ------------------
               Title                        Amount             Proposed maximum          Proposed maximum              Amount of
        of securities to be                 To be               Offering price               Aggregate                Registration
            registered                   Registered1              per share2              offering price2                 Fee
------------------------------------ --------------------- ------------------------- -------------------------- ------------------
   Common Stock, $.02 par value        2,200,000 shares            $16.125                  $35,475,000                 $10,750
------------------------------------ --------------------- ------------------------- -------------------------- ------------------
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--------
1 Does not include 2,200,000 shares registered on Registration
Statement filed May 28, 1996.

2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $16.125 per share, the average of the high and low prices for the Common Stock on May 19, 1998 as reported in The Nasdaq Stock Market.

                                EXPLANATORY NOTE

         This Amendment to this Registration Statement relates to the amendment to the Glenayre 1996 Incentive Stock Plan to increase by 2,200,000 the number of shares of common stock authorized to be issued thereunder. This Post Effective Amendment No. 1 amends the Registrant's Registration Statement on Form S-8, Registration No. 333-04635, filed with the Securities and Exchange Commission on May 28, 1996.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by this Item is omitted from this registration statement in accordance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents have been filed by Glenayre Technologies, Inc. (the "Company") with the Securities and Exchange Commission (Commission file number 0-15761) and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At May 20, 1998, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 14,722 shares of the Common Stock of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities which they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide for indemnification of directors to the fullest extent permitted by law.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.
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Item 8.  Exhibits.
         4        Glenayre 1996 Incentive Stock Plan, as amended (filed herewith).

         5        Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith).

         23.1     Consent of Ernst & Young LLP (filed herewith).

         23.2     Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5).

         23.3     Acknowledgment of Ernst & Young LLP (filed herewith).
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Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant under the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Delaware General Corporation Act, the Registrant's Restated Certificate of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 21st day of May, 1998.

                                       GLENAYRE TECHNOLOGIES, INC.


                                       By:  /s/ Stanley Ciepcielinski
                                       ----------------------------------
                                            Stanley Ciepcielinski
                                            Executive Vice President and
                                            Chief Financial Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.
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Signature                                            Capacity                                    Date

/s/ Ramon D. Ardizzone                               Chairman of the Board                       May 21, 1998
----------------------------------------             and Director
Ramon D. Ardizzone


/s/ Gary B. Smith                                    President, Chief Executive                  May 21, 1998
----------------------------------------             Officer (Principal Executive
Gary B. Smith                                        Officer) and Director
                                                     Executive Vice President,

/s/ Stanley Ciepcielinski                                                                        May 21, 1998
----------------------------------------
Stanley Ciepcielinski                                Chief Financial Officer (Principal
                                                     Financial Officer), Treasurer and
                                                     Director

/s/ Clarke H. Bailey                                 Director                                    May 21, 1998
----------------------------------------
Clarke H. Bailey


/s/ Donald S. Bates                                  Director                                    May 21, 1998
----------------------------------------
Donald S. Bates


/s/ Peter W. Gilson                                  Director                                    May 21, 1998
----------------------------------------
Peter W. Gilson


/s/ John J. Hurley                                   Director                                    May 21, 1998
----------------------------------------
John J. Hurley


/s/ Stephen P. Kelbley                               Director                                    May 21, 1998
----------------------------------------
Stephen P. Kelbley


/s/ Horace H. Sibley                                 Director                                    May 21, 1998
----------------------------------------
Horace H. Sibley


/s/ Billy C. Layton                                  Vice President, Controller                  May 21, 1998
-----------------------------------------            and Chief Accounting Officer
Billy C. Layton                                      (Principal Accounting Officer)



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




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                          GLENAYRE TECHNOLOGIES, INC.
                         Commission File Number 0-15761

                                 EXHIBIT INDEX


Exhibit                Description

   4             Glenayre  1996  Incentive  Stock Plan,  as amended  (filed herewith).

   5             Opinion of  Kennedy  Covington  Lobdell & Hickman,  L.L.P.
                     (filed herewith).

   23.1          Consent of Ernest & Young LLP (filed herewith).

   23.2 Consent of Kennedy Covington Lobdell & Hickman, LLP (contained in Exhibit 5).

   23.3          Acknowledgment of Ernst & Young LLP (filed herewith).